EX-99.23.i.ii

J. W. BROWN (1911-1995)                       BROWN, CUMMINS & BROWN CO., L.P.A.                 JOANN M. STRASSER
JAMES R. CUMMINS                                ATTORNEYS AND COUNSELORS AT LAW                  AARON A. VANDERLAAN
ROBERT S BROWN                                         3500 CAREW TOWER                          LAWRENCE A. ZEINNER
DONALD S. MENDELSOHN                                    441 VINE STREET
LYNNE SKILKEN                                       CINCINNATI, OHIO 45202
AMY G. APPLEGATE                                   TELEPHONE (513) 381-2121                      OF COUNSEL
KATHRYN KNUE PRZYWARA                              TELECOPIER (513) 381-2125                     GILBERT BETTMAN
MELANIE S. CORWIN                                                                                (1917 - 2000)


                                                              September 28, 2001


AmeriPrime Advisors Trust
1793 Kingswood Drive
Southlake, Texas 76092

RE:      AmeriPrime Advisors Trust,  File Nos. 333-85083 and 811-09541

Gentlemen:

         A legal opinion that we prepared was filed with Post-Effective Amendment No. 25 to your Registration Statement (the "Legal Opinion"). We hereby give your our consent to incorporate by reference the Legal Opinion into Post-Effective Amendment No. 26 to your Registration Statement (the "Amendment") and consent to all references to us in the Amendment.

                                           Very truly yours,

                                                /s/


                                           Brown, Cummins & Brown Co., L.P.A.